SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2017

SYNTHETIC BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-12584	13-3808303
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9605 Medical Center Drive, Suite 270

Rockville, MD 20850

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (301) 417-4364

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of President, Chief Executive Officer and Member of the Board of Directors

On December 5, 2017, Synthetic Biologics, Inc. (the “Company”) issued a press release announcing that effective December 4, 2017, Jeffrey Riley, the Company’s President and Chief Executive Officer and a member of the Company’s Board of Directors, had resigned from all positions with the Company for personal reasons.

In addition, on December 5, 2017, Mr. Riley and the Company entered into a Separation Agreement (the “Separation Agreement”), providing for, among other things, the acceptance of Mr. Riley’s resignation as the Company’s President and Chief Executive Officer, effective on December 4, 2017, which was also Mr. Riley’s last day of employment with the Company. The Separation Agreement also provides among other things, that in addition to receiving all accrued obligations, including salary and earned and unused vacation days, Mr. Riley will receive the following separation benefits: (i) twelve months’ payment of Mr. Riley’s current base salary, subject to payroll withholdings and deductions, paid on the Company’s regular payroll dates; (ii) a cash bonus for 2017 of $200,000; and (iii) the right to exercise vested stock options for one (1) year following December 5, 2017. Mr. Riley shall also be entitled to COBRA continuation coverage, and the Company shall pay the COBRA premium for Mr. Riley for a maximum period of twelve months after his separation from the Company.

The separation benefits set forth in the Separation Agreement are further conditioned upon Mr. Riley returning all Company property, complying with his post-termination obligations under the Separation Agreement, including, but not limited to, complying with the cooperation, non-disparagement and confidentiality provisions in the Separation Agreement and complying the Proprietary Information, Inventions Non-Solicitation and Non-Competition Agreement previously entered into with the Company. Mr. Riley has also agreed to release, waive and discharge the Company and certain others from all claims and other actions, as more fully described in the Separation Agreement.

The foregoing summary of the terms of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Appointment of Interim Chief Executive Officer

On December 5, 2017, the Company announced that the Board of Directors had appointed Steven A. Shallcross, the Company’s Chief Financial Officer, to serve as its Interim Chief Executive Officer. The terms and conditions of Mr. Shallcross’ employment as Interim Chief Executive Officer are being discussed and once an agreement on compensation with Mr. Shallcross is reached, the Company will provide updated disclosure regarding his employment arrangements and amended employment agreement.

Mr. Shallcross, age 56, joined the Company in June 2015 as Chief Financial Officer, Treasurer and Secretary. Mr. Shallcross brings to the Company operational, financial and international biotech industry experience, as well as an established track record at leading the financial development and strategy for several publicly traded biotech companies. From May 2013 through May 2015, Mr. Shallcross served as Executive Vice President and Chief Financial Officer of Nuo Therapeutics, Inc. (formerly Cytomedix, Inc.). In January 2016, Nuo Therapeutics, Inc. filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware and on April 25, 2016, the Bankruptcy Court entered an order granting Nuo’s plan or reorganization. From July 2012 to May 2013, Mr. Shallcross held the offices of Executive Vice President, Chief Financial Officer and Treasurer of Empire Petroleum Partners, LLC, a motor fuel distribution company. From July 2011 to March 2012, Mr. Shallcross was Acting Chief Financial Officer of Senseonics, Inc., a medical device company located in Germantown, MD. From January 2009 to March 2011, he served as Executive Vice President and Chief Financial Officer of Innocoll AG (formerly privately held Innocoll Holdings, Inc.), a global, commercial-stage biopharmaceutical company specializing in the development and commercialization of collagen based products. He also served for four years as the Chief Financial Officer and Treasurer of Vanda Pharmaceuticals, Inc., leading the company through its successful IPO and follow-on offering and previously served as the Senior Vice President and Chief Financial Officer of Middlebrook Pharmaceuticals, Inc. (formerly Advancis Pharmaceutical Corporation). In addition, Mr. Shallcross also served as the Chief Financial Officer of Bering Truck Corporation. He holds an MBA from the University of Chicago’s Booth School of Business, a Bachelor of Science degree in Accounting from the University of Illinois, Chicago, and is a Certified Public Accountant in the State of Illinois.

Mr. Shallcross has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K, and, except as otherwise previously disclosed by the Company, the Company has not entered into or adopted a material plan or arrangement to which Mr. Shallcross participates or is a party.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being filed as part of this Current Report on Form 8-K.

Exhibit Number	Description

10.1	Separation Agreement by and between Synthetic Biologics, Inc. and Jeffrey Riley, dated as of December 5, 2017

99.1	Press release of Synthetic Biologics, Inc., dated December 5, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2017	SYNTHETIC BIOLOGICS, INC.

	By:	/s/ Steven A. Shallcross
Name: Steven A. Shallcross
Title: Interim Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation Agreement by and between Synthetic Biologics, Inc. and Jeffrey Riley, dated as of December 5, 2017

99.1	Press release of Synthetic Biologics, Inc., dated December 5, 2017